CONSENT OF INDEPENDENT ACCOUNTANTS

                            FOR TYECIN SYSTEMS, INC.

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (No. 333-47133 and No. 333-58353) and Form S-8 (No. 33-67994, No. 33-67996, No. 33-89490, No. 33-89492, No. 33-98820, No. 333-09481,
No. 333-36983, No. 333-60439, No. 333-62993 and 333-32172) of Manugistics Group,
Inc. of our report dated March 6, 1998, except as to Note 11, which is as of June 1, 1998, related to the consolidated financial statements of TYECIN Systems, Inc. (not presented separately therein) which appears on page F-2 of this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
May 12, 2000